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                                  EXHIBIT 3(ii)

                                     BY-LAWS

                                       OF

                                 USG CORPORATION

                                   (DELAWARE)

                               AS OF MAY 12, 2004

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                                     BY-LAWS
                                       OF
                                 USG CORPORATION

                                   ARTICLE I

                                     OFFICES

      The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

                                 ANNUAL MEETING

      Section 1. The dates and times of the annual meetings of stockholders shall be determined by or under the authority of the board of directors as permitted by law for the purpose of electing directors and the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the date designated for any such annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as the board of directors determines to be reasonably practicable.

                                SPECIAL MEETINGS

      Section 2. Special meetings of the stockholders may be called at any time by the chair of the board of directors or, if there shall be none then in office, the chief executive officer of the corporation or by the corporate secretary upon a request in writing of a majority of the number of directors as determined from time to time by the board of directors under Section 2(b) of
Article III of these by-laws (the "whole board"). Any such request shall state the purpose or purposes of the proposed meeting.

                           PLACE AND TIME OF MEETINGS

      Section 3. Meetings of the stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be determined by the board of directors. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that meetings of stockholders will not be held at any place, but will instead be held by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt from time to time. The board of directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

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                               NOTICE OF MEETINGS

      Section 4. Written notice stating the place, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxies may be deemed to be present in person and vote at such meeting and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given by mail or electronically to each stockholder entitled to vote thereat not less than ten days nor more than 60 days before the date of the meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at such stockholder's address as it appears in the records of the corporation, with postage prepaid; if sent electronically, such notice shall be deemed given when dispatched electronically to the email address of such stockholder it provided to the corporation.

                           QUORUM, VOTE AND PROCEDURES

      Section 5. (a) Except as may be otherwise provided in resolutions of the board of directors providing for the issuance of any class or series of preferred stock (a "preferred stock designation"), the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

            (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter and which is actually so voted shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation, a preferred stock designation, these by-laws, law or stock exchange requirements a different vote is required, in which case such express provision shall govern and control the decision of such question.

                             ORGANIZATION OF MEETING

      Section 6. The chair of the board of directors, or such other officer of the corporation designated by a majority of the whole board, shall call meetings of the stockholders to order and shall act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the whole board, the presiding officer of the meeting of stockholders shall have the right and the authority to determine and maintain the rules, regulations and procedures for what the presiding officer determines to be the proper conduct of the meeting, including without limitation restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the corporation or their duly

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appointed proxies) that may attend the meeting and ascertaining whether any stockholder or proxy may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy has disrupted or is likely to disrupt the meeting. The corporate secretary or such other officer designated by the presiding officer of the meeting shall act as secretary of the meeting of stockholders.

                                 VOTING OF STOCK

      Section 7. Except as otherwise provided by a preferred stock designation, on each matter submitted to a vote at a meeting of the stockholders, each holder of voting stock shall be entitled to one vote in person or by proxy for each share of common stock held by the stockholder on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the Delaware General Corporation Law or any successor provision. In all elections for directors each stockholder shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected, but no stockholder may cumulate votes in the election of directors or otherwise.

                                STOCKHOLDER LISTS

      Section 8. The officer or agent having charge of the stock ledger for the shares of the corporation shall prepare and make at least ten days before each meeting of stockholders a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the post office mailing address of and the number of shares registered in the name of each stockholder (such list, the "stockholder list"). In no event, however, will the corporation be required to include electronic mail addresses or other electronic contact information on the stockholder list. The stockholder list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (1) on a reasonably accessible electronic network, if the information required to gain access to such list is furnished with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines, as evidenced by a determination of the presiding officer for the meeting, to make the stockholder list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the stockholder list will also be open to the examination of any stockholder during the whole time of the meeting on an electronic network approved by the presiding officer of the meeting, and the information required to access such list shall be provided with the notice of the meeting.

                                  RECORD DATES

      Section 9. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which will not be more than 60 or less than ten calendar days before the date of such meeting. If no record date is fixed by the board of directors, the record

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date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, although the board of directors may fix a new record date for the adjourned meeting.

            (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the board of directors adopts the resolution relating thereto.

                            NOMINATIONS OF DIRECTORS

      Section 10. (a) Subject to such rights of the holders of any class or series of preferred stock as shall be prescribed in a preferred stock designation, only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors.

            (b) Nominations of persons for election as directors may be made only at an annual meeting of stockholders (i) by or at the direction of the board of directors, based on the recommendation of the Governance Committee (or, if applicable, a subcommittee thereof), or (ii) by any stockholder of the corporation that (A) is a stockholder of record at the time of giving of notice provided for in this Section 10, (B) is entitled to vote at such meeting in the election of directors, (C) is not a party to any agreement with the corporation already providing for, or restricting or otherwise relating to, representation on the board of directors or the voting or disposition of shares owned by it, and (D) complies with the requirements of this Section 10. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the corporation with a nomination solicitation notice, as that term is defined in this Section 10, such stockholder or beneficial owner must have delivered to the stockholders of the corporation a proxy statement and form of proxy and included in such materials the nomination solicitation notice. All nominations made by stockholders must be made pursuant to timely notice in proper written form to the corporate secretary.

            (c) To be timely, a stockholder's notice must be addressed to the corporate secretary and delivered or mailed and in all events received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders, except that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the tenth calendar day following the day on which public disclosure of the date of such

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meeting is first made. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

            (d) To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; (vi) the signed consent of each nominee to serve as a director if so elected; (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to the stockholders of the corporation (an affirmative statement of such intent, a "nomination solicitation notice"); (viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate each person named in the stockholder's notice for election as a director; and
(ix) evidence reasonably satisfactory to the presiding officer of the meeting that the stockholder is acting on its own behalf and not on behalf of or in concert with any other person, unless such other person is eligible to submit such nomination and does so in accordance with this Section 10. At the request of the board of directors or its chair, any person nominated for election as a director must furnish to the corporate secretary that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. For purposes of these by-laws, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act") or furnished by the corporation to its stockholders.

            (e) The presiding officer of the annual meeting of stockholders shall determine whether the requirements of this Section 10 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 10, he or she shall advise the stockholder making the nomination and the nominee will not be presented at the meeting of stockholders. In all events, copies of the materials provided hereunder shall be furnished to the Governance Committee by the corporate secretary or another officer of the corporation.

            (f) Notwithstanding any other provision of these by-laws or applicable law absent this provision, (i) a stockholder making a nomination under this Section 10 must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this

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Section 10 and (ii) any nomination for election of directors to the board of directors will be invalid if and to the extent that, giving effect thereto and to the election of the nominees so designated, together with the nominees approved by the Governance Committee, the composition of the board of directors would not meet the criteria for the composition of the board of directors hereinafter set forth. In the event that corporate secretary or in his or her absence or failure to act any other officer of the corporation determines that a nomination was made in accordance with these by-laws and applicable law except for compliance with such board composition requirements, the corporate secretary or such other officer shall so inform the stockholder making the nomination and the nominee will not be presented at the meeting of stockholders.

         BUSINESS TO BE CONDUCTED OR CONSIDERED AT STOCKHOLDERS MEETINGS

      Section 11. (a) At an annual meeting of stockholders, only such business may be conducted or considered, and only such proposals may be acted upon, as are properly brought before the annual meeting. To be properly brought before an annual meeting, the business or proposal must be (i) specified in the notice of the annual meeting (or any supplement thereto) given in accordance with Section 4 of Article II of these by-laws, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the whole board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the corporation in accordance with this
Section 11.

            (b) For business to be properly requested by a stockholder to be brought before an annual meeting of stockholders, (i) the stockholder must be a stockholder of the corporation of record at the time of the giving of the notice for such annual meeting provided for in these by-laws, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in proper written form to the corporate secretary, and
(iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the corporation with a proposal solicitation notice, as that term is defined in this Section 11, such stockholder or beneficial owner must have delivered to the stockholders a proxy statement and form of proxy and included in such materials the proposal solicitation notice.

            (c) To be timely, a stockholder's notice must be addressed to the corporate secretary and delivered to or mailed and in all events received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders, except that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

            (d) To be in proper written form, a stockholder's notice to the corporate secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a

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description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and series and number of shares of capital stock of the corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to the stockholders of the corporation (an affirmative statement of such intent, a "proposal solicitation notice"); and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Section 11, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 11. Nothing in this
Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            (e) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting of stockholders, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the chair of the board of directors, the president or a majority of the whole board in accordance with Section 4 of Article II of these by-laws or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the whole board.

            (f) The presiding officer of the meeting shall determine whether the requirements of this Section 11 have been met with respect to any business or proposal sought to be brought before the meeting. If the presiding officer of the meeting determines that any business or proposal is not properly brought before the meeting, he or she shall so inform the stockholder proposing the business or proposal and any such business shall not be conducted or considered or any such proposal shall not be acted upon at the meeting. In all events, copies of the materials provided hereunder shall be furnished to the Governance Committee by the corporate secretary or another officer of the Company.

            (g) The recommendation of the Governance Committee (or, if applicable, a subcommittee thereof) as to how stockholders should vote in the matter referred to herein or in the preceding Section 10, or, if applicable, its decision not to make such a recommendation, shall be communicated to stockholders or, if determined to be impracticable by the chair of the Governance Committee, publicly disclosed by the corporation. Nothing herein or in the preceding Section 10 shall require that proxies be solicited by or on behalf of the corporation or the board of directors in respect of any matters proposed under Sections 10 or 11, whether or not the Governance Committee (or, if applicable, a subcommittee thereof) makes a recommendation in respect thereof.

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                                  ARTICLE III

                                    DIRECTORS

                                 GENERAL POWERS

      Section 1. The business and affairs of the corporation shall be managed under the direction of the board of directors.

                       NUMBER, CLASSES, AND QUALIFICATIONS

      Section 2. (a) The number of directors which shall constitute the whole board shall be not less than nine or more than 12 and shall be divided into three classes, as nearly equal in number as may be.

            (b) Subject to Section 2(a) of this Article III, the number and classes of directors shall be determined from time to time by resolution of the board of directors.

            (c) At each annual meeting of stockholders, directors shall be elected to fill all seats in the class whose term expires at such annual meeting and each director so elected shall hold office for a term expiring at the third annual meeting of stockholders after election as a director and until a successor shall be duly elected and qualified.

            (d) No non-employee director shall serve as such beyond the first annual meeting of stockholders following that director's 70th birthday, unless a majority of the board of directors shall determine to suspend application of this limitation with respect to one or more individual directors, nor while such person is an owner, member or employee of or affiliated or associated with a firm that since January 1st of the last full calendar year has provided or is providing legal, accounting or auditing services to the corporation or any of its subsidiaries. A non-employee director shall report to the chair of the Governance Committee any significant change in such director's principal business, occupation or position and shall consult with the chair of the Governance Committee concerning the possible effect of such change on continued service as a director. No officer director shall serve as a director beyond the date such person ceases to be an officer.

            (e) A majority of the whole board shall be comprised of independent directors. In the event that a majority of the whole board is not comprised of independent directors by reason of a resignation, retirement, removal, change in the composition of the board or other event, then as promptly as practicable thereafter the remaining independent directors, whether or not a majority of the whole board or the directors then in office, shall elect another independent director or directors to assure that a majority of the whole board is comprised of independent directors. No action requiring approval by a majority of the independent directors or of any board committee a majority of the members of which are required to be independent directors may be taken by the board or any such committee, unless either (i) the chair of the board of directors determines that so doing is necessary to avoid or mitigate material damage or risk of damage to the corporation or (ii) a majority of the whole board shall determine to suspend application of this limitation with respect to one or more individual directors.

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            (f) For purposes of these by-laws, (i) "non-employee director" means any director who is not also a full-time employee of the corporation or any of its subsidiaries, (ii) "officer director" means a director who is also an elected officer of the corporation or any of its subsidiaries, and (iii) "independent director" means any director who has been nominated for election by the Governance Committee and who is not (1) an officer or employee of the corporation or an officer, employee or director of any subsidiary of the corporation, (2) an owner, member or employee of a law or accounting firm referred to in Section 2(d) of this Article III, (3) elected, nominated or proposed (A) pursuant to a stockholder or other agreement to which the corporation is a party or a preferred stock designation or (B) by a beneficial owner of more than 15% of the corporation's then-outstanding common stock, unless the number of shares beneficially owned by such person was increased to an amount in excess of 15% of the then-outstanding common stock solely as a result of share purchases by the corporation that reduced the number of shares then-outstanding, or (4) a person who does not, or is presumed not to, meet the requirements of an "independent director" under the then-applicable requirements of the principal national securities exchange on which the corporation's common stock is admitted for trading. The terms "person" and "beneficial owner" are defined in Section 10 (b) of this Article.

            (g) A majority of the whole board may, following review by the Governance Committee, from time to time adopt policies or protocols on various corporate governance matters, including procedures applicable in the event of corporate emergencies. Subject to applicable legal and stock exchange requirements, such policies or protocols may impose requirements that are more stringent in purpose or effect than those imposed by these by-laws or authorize notices to be given, meetings to be convened or other actions to be taken between regularly scheduled meetings of the board of directors by officers or directors other then those specified in the by-laws if the officer or director otherwise authorized herein is unavailable to act because of death, disability or other similar circumstances. Except as aforesaid, such policies and protocols will in all events be subject to these by-laws and in the event of an inconsistency between them and these by-laws, the by-laws will prevail with regard to questions of whether an action by the board of directors is authorized as a matter of law.

                                    VACANCIES

      Section 3. Newly created directorships resulting from any increase in the authorized number of directors and any vacancy on the board of directors from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, based upon the recommendation of the Governance Committee (or, if applicable, a subcommittee thereof). Each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she shall have been elected expires, and until his or her successor shall be duly elected and qualified.

                                REGULAR MEETINGS

      Section 4. Regular meetings of the board of directors shall be held each year immediately after the annual meeting of stockholders and on such other dates as the board of directors may from time to time determine. If the day fixed for any such regular meeting shall be a legal holiday, the meeting scheduled for that day shall be held on the next succeeding business

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day which is not a legal holiday. The date and time of any such regular meeting may be changed as the board of directors may from time to time determine by resolution.

                                SPECIAL MEETINGS

      Section 5. Special meetings of the board of directors may be called at any time by the chair of the board of directors or, if there be none then in office, the chief executive officer or by the corporate secretary upon the request of not less than a majority of the whole board.

                                PLACE OF MEETINGS

      Section 6. All meetings of the board of directors, whether regular or special, shall be held at the principal executive offices of the corporation in Chicago, Illinois, except that any meeting, whether regular or special, may be held at such other place as a majority of the whole board may from time to time determine by resolution or as may be fixed in a notice of the meeting.

                               NOTICE OF MEETINGS

      Section 7. No notice of the holding of any regular meeting of the board of directors is required. Written notice of any special meeting shall be given by telephone facsimile or electronic mail not less than two days before the date of the meeting, or by telephone not less than 24 hours before the time of the meeting, with confirmation of notice by telephone facsimile or electronic mail to be sent promptly. If such notice is given by telephone facsimile or electronic mail, the same shall be deemed to be delivered when placed on telephone lines for facsimile transmittal or electronic mail to the director at the number or e-mail address therefor last shown in the corporation's records. Notice may also be given by a nationally recognized overnight courier service, which shall be deemed effective on the date of service specified therein, or may be given by first-class postage prepaid mail so long as the meeting date is at least ten business days after the date of posting. Attendance of any director at any special meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting.

                                     QUORUM

      Section 8. A majority of the whole board shall constitute a quorum for the transaction of business, but if at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

                            ORGANIZATION OF MEETINGS

      Section 9. (a) At meetings of the board of directors, the chair of the board of directors, or in his or her absence the director so designated by a majority of the directors participating in the meeting, shall preside as chair of the meeting. The corporate secretary of the corporation, or in his or her absence an assistant corporate secretary, shall act as secretary of all meetings of the

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board of directors and, in the absence of all such persons, the chair of the meeting shall appoint some other person to act as secretary of the meeting.

            (b) From time to time as they deem appropriate and in all events not less frequently than annually, the independent directors shall meet in executive session to discuss such matters as they may deem appropriate. The chairs of these sessions shall be selected by the independent directors on such basis as they may deem appropriate.

                              ACTIONS OF THE BOARD

      Section 10. (a) Except as provided elsewhere in these by-laws, any action approved by plurality vote of the directors present at any meeting of the directors at which a quorum is present will be an action of the board of directors. When action is contemplated herein to be taken by the whole board, it shall be deemed to be properly authorized if approved by a majority of the number of directors constituting the whole board.

            (b) In addition to other approvals required hereby, the following matters may be approved only by the vote or consent of the board of directors which includes the vote or consent of directors constituting a majority of the independent directors then members of the board:

                  (i) the election of the chair of the board of directors and the chief executive officer (who may, but are not required to, be the same person);

                  (ii) the designation of any director as an independent director;

                  (iii) the appointment of members of the Audit, Compensation and Organization and Governance Committees;

                  (iv) the approval of any amendment to these by-laws by the board of directors; and

                  (v) the approval of any change in the remuneration of directors.

            (c) For purposes hereof, the terms "person" and "beneficial ownership" shall have the meanings given to these terms under Section 13(d) of the Exchange Act, provided, however, that (A) to assure that the independence requirements herein do not have the unintended effect of inhibiting lawful proxy contests, a person shall not be deemed to "beneficially own" any voting stock solely by reason of a revocable proxy obtained in accordance with applicable legal requirements and (B) to assure that the provisions herein do not have the effect of expanding the antitakeover effects of the classified term provisions of the corporation's certificate of incorporation in certain circumstances, paragraph (c) of Section 2 of this Article and this Section 10 shall cease to apply, without further action, immediately after the second annual meeting of stockholders after the date, if applicable, on which any person acquires more than 15% of the outstanding voting stock of the corporation pursuant to a tender offer made in accordance with Sections 14(d) of the Exchange Act.

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                            COMPENSATION OF DIRECTORS

      Section 11. Each director not otherwise employed by the corporation or an affiliated corporation shall be entitled to be paid expenses, if any, of attendance at such meetings of the board of directors or any board committee and remuneration for service as a director as determined from time to time by the board of directors (subject to Section 10(b)(v) of this Article), including fees for attendance at meetings of the board or board committees as the board of directors may from time to time determine.

                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

                       DESIGNATION OF STANDING COMMITTEES

      Section 1. The corporation shall have the following standing committees: a Compensation and Organization Committee (the charter for which is set forth in Annex 1), an Audit Committee (the charter for which is set forth in Annex 2), a Governance Committee (the charter for which is set forth in Annex 3), a Finance Committee (the charter for which is set forth in Annex 4) and a Corporate Affairs Committee (the charter for which is set forth in Annex 5). Each board committee shall have the authority set forth in its charter, as from time to time approved by the whole board following review by the Governance Committee and the particular Committee affected thereby and as provided by applicable law or stock exchange requirements. Requirements for committee composition, if applicable, shall be set forth in the applicable charter, subject to applicable legal and stock exchange requirements. Subject to any applicable legal and stock exchange requirements, each board committee may from time to time appoint such subcommittees as it deems appropriate from among its members.

                          OTHER COMMITTEES OF DIRECTORS

      Section 2. The board of directors may, by resolution passed by a majority of the whole board, designate from time to time other committees of the board of directors of such number of directors and with such powers as the board of directors may by resolution determine, except that any authority or power given to any of the Audit Committee, the Compensation and Organization Committee, the Finance Committee or the Governance Committee in these by-laws, including any Annex hereto, by resolution of the board of directors or by law or stock exchange requirements may be exercised only by that committee, and no other committee or the board or directors itself may take any action to the extent inconsistent therewith.

                        APPOINTMENT OF COMMITTEE MEMBERS

      Section 3. The board of directors at its meeting following the annual meeting of stockholders shall, upon approval of a majority of the whole board and based on the recommendation of the Governance Committee, designate the directors to constitute the membership of each standing committee and such directors shall serve until the directors meeting following the next annual meeting of stockholders, except that (a) vacancies during the year on any standing committee shall be filled by the board of directors based upon the recommendation of the Governance Committee (or, if applicable, a subcommittee thereof) so

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that the membership of each committee shall be filled at all times and (b) in the absence or disqualification of any member of a committee, the members of that committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. The chair of each committee shall be designated by action of a majority of the whole board based on the recommendation of the Governance Committee (or, if applicable, a subcommittee thereof).

                               MEETINGS -- QUORUM

      Section 4. Meetings of each board committee may be called by its chair or by any two members of the committee or by the chief executive officer of the corporation or by resolution of the whole board. Each such committee shall fix its own rules of procedure consistent with these by-laws and, as applicable, the applicable charters annexed hereto. The presence of a majority of the members of a committee shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all the members of the committee present at a duly convened committee meeting shall be necessary for the adoption of any resolution or the taking of any action. Each committee shall report to the board of directors all actions of the committee at the next directors meeting following any meeting of any such committee. Regular minutes of the proceedings of each committee shall be kept in a book provided for that purpose.

                                   ARTICLE V

                                    OFFICERS

                               GENERAL PROVISIONS

      Section 1. The officers of the corporation shall be elected by the board of directors (subject to Section 10 of Article III), and shall consist of a chair of the board of directors, who, unless the board of directors specifies otherwise, shall also be the chief executive officer, a president, who may also be the chair of the board of directors or the chief executive officer, a corporate secretary and a treasurer. The board of directors may also elect one or more vice or deputy chairs, one or more vice presidents (who may be given particular designations with respect to authority, function or seniority) and such other officers as the board of directors may from time to time determine. Notwithstanding the foregoing, by specific action, the board of directors may authorize the chair of the board of directors to appoint any person to any office other than chair of the board of directors, president, corporate secretary or treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the board of directors may determine or by reason of a vacancy. In the case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board of directors, the board of directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

                                  COMPENSATION

      Section 2. The compensation of the chief executive officer of the corporation shall be fixed by the board of directors (by vote of the independent directors only) upon the

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recommendation of the Compensation and Organization Committee. The board of directors shall fix, or delegate the power to fix, the compensation of other officers of the corporation.

                                   SUCCESSION

      Section 3. The officers of the corporation shall hold office, unless removed by the board of directors, until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the whole board. Any vacancy occurring in any office of the corporation may be filled by the board of directors or by the chair of the board of directors as provided in Section 1 of this Article.

                                    AUTHORITY

      Section 4. Each of the officers of the corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the board of directors.

                                   ARTICLE VI

                        CERTIFICATES OF STOCK - DIVIDENDS

      Section 1. (a) Unless otherwise directed by the board of directors or its chair, every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chair of the board of directors or the president and the corporate secretary or an assistant corporate secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (i) by a transfer agent other than the corporation or its employee or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            (b) All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares of the same class has been surrendered and canceled or properly accounted for in the case of a lost certificate.

                               TRANSFER OF SHARES

      Section 2. Upon surrender to the corporation or transfer agent of the corporation of a certificate of shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may appoint one or more transfer agents and registrars of transfer, and may require all stock certificates to bear the signature of a transfer agent and of a registrar of transfers.

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

                             REGISTERED STOCKHOLDERS

      Section 3. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or elsewhere in these by-laws.

                                    DIVIDENDS

      Section 4. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation.

                                  ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (ii) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the corporation or is or was serving at the corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute provision therefor) may be in effect from time to time. Without limiting the foregoing, the corporation shall indemnify, and (subject to the receipt of any required undertaking to repay expenses) advance expenses to, every person who is or was a director or officer of the corporation to the fullest extent permitted by law.

      Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this Article VII may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and
(ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                     CHECKS

      Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons, as the board of directors may from time to time designate.

                                   FISCAL YEAR

      Section 2. The fiscal year of the corporation shall begin on the first day of January of each year and end at the close of the last day of December in the same year.

                                      SEAL

      Section 3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                WAIVER OF NOTICE

      Section 4. Whenever any notice whatever is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX

                                   AMENDMENTS

      These by-laws may be amended or repealed (i) subject to Article TWELFTH of the corporation's certificate of incorporation and Section 10 of Article III of these by-laws, by the affirmative vote of a majority of the whole board or (ii) by the affirmative vote of the holders of 80% of the voting power of the corporation's stock outstanding and entitled to vote thereon.

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